Exhibit 16

February 4, 2011

Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the section captioned “Change in Accountants” in the Registration Statement on Form S-l filed by Poage Bankshares, Inc., the proposed holding company of our former client Home Federal Savings and Loan Association, and are in agreement with the statements concerning our firm contained therein.

Sincerely,

SMITH, GOOLSBY, ARTIS & REAMS, P.S.C. CERTIFIED PUBLIC ACCOUNTANTS